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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT


    As independent public accountants, we hereby consent to the incorporation by reference in this amended registration statement of our reports dated January 15, 1998 (except with respect to the matter discussed in Note 12, as to which the date is February 13, 1998), included and incorporated by reference in Abbott Laboratories' Form 10-K for the year ended December 31, 1997, and to all references to our Firm included in this registration statement.



                                          /s/ Arthur Andersen LLP
                                          Arthur Andersen LLP



Chicago, Illinois
January 13, 1999